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EXHIBIT 10.28

LINE OF CREDIT PROMISSORY NOTE

$22,000,000.00                                 Indianapolis, Indiana

August 29, 2014

For value received, STONEGATE MORTGAGE CORPORATION, an Ohio corporation, having offices at 9190 Priority Way West Drive, Suite 300, Indianapolis, Indiana 46240 (hereinafter referred to as “Maker”), unconditionally promises to pay to the order of MERCHANTS BANK OF INDIANA having its principal banking office at 11555 N. Meridian Street, Suite 400, Carmel, Indiana 46032 (hereinafter referred to as “Lender”), at Lender's principal banking office or at such other place or to such other party as the holder hereof may from time to time designate, the principal sum of Twenty Two Million and 00/100 Dollars ($22,000,000.00), or so much thereof as shall from time to time be advanced by Lender to or for the benefit of Maker hereunder, with interest on the principal balance advanced from time to time remaining unpaid from the date hereof at a rate per annum (based upon a year of 360 days and actual days elapsed) equal to the rate from time to time announced by the Wall Street Journal as the “One Month LIBOR”, plus four hundred fifty (450) basis points with changes in the interest rate hereunder to take effect on the same day as each change in such One Month LIBOR takes effect.
TERMS, PROVISIONS AND CONDITIONS
1.    Advances.    Upon Maker’s submission to Lender of Maker’s quarterly financial reports, including without limitation a detailed valuation of the mortgage servicing rights of Maker (the “Pledged Mortgage Servicing Rights”) with respect to the pooled Ginnie Mae mortgage loans identified on Exhibit A hereto (the “Ginnie Mae Pooled Loans”), as such exhibit may be amended from time to time by Maker with the consent of Lender, Lender shall make an advance to Maker of funds available under this line of credit up to the lesser of (i) Twenty Two Million and 00/100 Dollars ($22,000,000.00), or (ii) fifty percent (50%)

of the reported valuation of the Pledged Mortgage Servicing Rights as set forth in the quarterly reports of Maker issued immediately preceding the date that Lender makes any such advance of funds to Maker.
2.    Payments.     Principal and interest shall be payable as follows:

(i)
Commencing on the first day of the first calendar month following the calendar month in which the first advancement is made hereunder and continuing on the first day of each succeeding calendar month thereafter, accrued and unpaid interest shall be due and payable;

(ii)	On or before June 30, 2017, the entire unpaid principal balance and all accrued and unpaid interest shall be due and payable.

3.    Costs of Collection and Default Rate of Interest. In addition, Maker shall pay to the holder hereof (a) reasonable attorneys' fees incurred by the holder in the protection of any security for this Note or the collection of any indebtedness evidenced hereby, (b) costs of collection and (c) during any period in which a default exists hereunder and/or any period of delinquency on any amounts not paid when due, interest at a rate per annum equal to four percent (4%) above the rate otherwise in effect.
4.    Late Charge. Maker shall pay a “late charge” for the purpose of defraying expense incident to handling any monthly installment of interest and/or principal, or portion thereof, referred to above not paid within ten (10) days after the date when first due at the rate of five cents (5¢) for each dollar ($1.00) so overdue with a minimum charge of Twenty-Five and no/100 Dollars ($25.00) and an additional “late charge” for purposes of defraying expense incident to handling on the first day of each successive calendar month thereafter at the rate of five cents (5¢) for each dollar ($1.00) so overdue with a minimum of Twenty-Five and no/100 Dollars ($25.00) per month until any such installment, or portion thereof, has been paid in full. Nothing herein contained shall be construed as a waiver by the holder of this Note of its option to declare a default if any payment of any installment of interest and/or principal, or portion thereof, is not made when due, and the assessment of a late charge shall not affect the right of the holder of this Note to increase the rate of interest as herein provided on all amounts not paid when due.
5.    Valuation and Appraisement Laws. All principal, interest and other amounts payable under or with respect to this Note shall be payable without relief from valuation and appraisement laws.

6.    Application of Payments. Each payment hereunder shall be applied to the payment of accrued and unpaid interest and to the reduction of the principal balance in such order and in such amounts as the holder of this Note shall determine, in its sole discretion. Interest shall be computed on the basis of a three hundred sixty (360)-day year applied to the actual number of days in each interest-payment period.
7.    Security.
(a)    This Note shall be entitled to the benefits of, and is secured by a security interest in, Maker’s rights to servicing income with respect to the Ginnie Mae Pooled Loans and the Pledged Mortgage Servicing Rights, which is hereby granted by Maker in favor of Lender and which shall be evidenced by the Uniform Commercial Code financing statement filed on November 20, 2009 by Lender with the office of the Secretary of State of Ohio as File No. OH00138577672, as amended by File No. #20123470016 filed December 11, 2012 and File No. 20141150052 filed April 24, 2014, and as hereinafter, amended or renewed, and other security agreements or documents, as from time to time amended or modified, executed in favor Lender in connection with this Note (the “Financing Statement”). The Financing Statement shall be amended to incorporate the following language:
“Notwithstanding anything to the contrary contained herein:

(1)
The property subject to the security interest reflected in this instrument includes all of the right, title and interest of the Debtor in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”) and pooled under the mortgage-backed securities program of the Government National Mortgage Association (“Ginnie Mae”), pursuant to section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);

(2)
To the extent that the security interest reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or hereafter arising, under and in connection with: (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Acknowledgment Agreement, with respect to the Security Interest, by and between Ginnie Mae, [_____] (the “Debtor”), and [_____]; (iii) applicable Guaranty Agreements and contractual agreements between Ginnie Mae and the Debtor; and (iv) the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3 Rev. 1, and other applicable guides; and

(3)
Such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of the Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well.”

(b)    Lender acknowledges and agrees that the foregoing pledge by Maker of its rights to servicing income with respect to the Ginnie Mae Pooled Loans and the Pledged Mortgage Servicing Rights is subject to (a) the implementing regulations governing the applicable Ginnie Mae MBS Program, (b) the applicable Guaranty Agreement between Maker and Ginnie Mae, (c) the Acknowledgment Agreement (Standard Agrmt Feb 6) among Maker, as “Issuer”, Lender, as “Secured Party” and Ginnie Mae, and (d) the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended (the “Ginnie Mae Agency Guide”). Lender further acknowledges and agrees that:

(i)	Maker is entitled to servicing income with respect to a given pool or loan package only so long as it maintains Issuer (as such term is defined in the Ginnie Mae Agency Guide) status;

(ii)	upon Maker’s loss of Issuer status, Lender’s rights to any servicing income related to a given Ginnie Mae pool (as defined in the Ginnie Mae Agency Guide) also terminate; and

(iii)	the foregoing pledge of rights to servicing income conveys no right (such as a right to become a substitute servicer or Issuer) that is not specifically provided for in the Ginnie Mae Agency Guide.
8.    Financial Covenants.

(a)	The following terms as used in this Section shall have the following definitions:

(i)	“DE Compare Ratio” has the meaning set forth in the DE Compare Report.

(ii)
“DE Compare Report” means with respect to the Seller, the top of the three rows of the report entitled “Neighborhood Watch Early Warning System - Single Lender - Originator by Institution” and found at https://entp.hud.gov/sfnw/public/. Such report shall be generated using the following criteria: Mortgagee Selections: “Direct Endorsement Lender;” Delinquent Choices: “Seriously Delinquent;” and 2 Year Performance Period: “Data as of [END OF MOST RECENT PRIOR QUARTER].”

(iii)	“Institution Compare Ratio” has the meaning set forth in the Institution Compare Report.

(iv)
“Institution Compare Report” means with respect to the Seller, the report entitled “Neighborhood Watch Early Warning System - Single Lender - Originator by Institution” and found at https://entp.hud.gov/sfnw/public/. Such report shall be generated using the following criteria: Mortgagee Selections: “Originator by

Institution;” Delinquent Choices: “Seriously Delinquent;” and 2 Year Performance Period: “Data as of [END OF MOST RECENT PRIOR QUARTER].”

(v)	“Servicing Portfolio Delinquency Rate” means the percentage of Mortgage Loans within the Borrower’s entire portfolio of serviced loans that have payments that are more than 180 days delinquent.

(vi)
“Tangible Net Worth” shall mean, with respect to any Person as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, deferred taxes, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by such Person or its Subsidiaries and such Person’s or its Subsidiaries’ servicing rights to service mortgage loans shall not be treated as intangibles for purposes of this definition; provided further that Tangible Net Worth shall not include any restricted cash of such Person which represents cash collateral in respect of letter of credit obligations of such Person, and to the extent the letter of credit obligation of such Person is only partially cash collateralized, only that portion of the letter of credit that represents cash collateral shall be excluded from the definition of Tangible Net Worth hereunder.

(b)
Maker shall, within thirty (30) days after the end of each calendar quarter, deliver to Lender a copy of its quarterly borrower certification made in accordance with the Loan and Security Agreement between Maker and Barclays Bank PLC dated May 22, 2014 (the “Barclays Loan Agreement”).

9.    Events of Default. All of the indebtedness evidenced by this Note and remaining unpaid shall, at the option of the holder and without demand or notice, become immediately due and payable upon the occurrence of any of the following (each of which shall constitute an event of default hereunder):

(i)	a failure by Maker to make the payments required by this Note when due;

(ii)
a default under or a failure to comply with any of the terms, provisions, conditions, agreements or covenants of this Note which remains uncured for five (5) business days after written notice from Lender to Maker; provided that there shall be no cure period for monetary defaults;

(iii)
a default or failure to comply with any of the terms, provisions, conditions, agreements or covenants of any other agreement between Lender and Maker or by Maker in favor of Lender which remains uncured beyond any applicable notice requirements and cure periods, if any, contained in such agreement;

(iv)
Maker receives a negative designation or loss of good standing from Ginnie Mae, Fannie Mae, Freddie Mac or any other governing agency, including without limitation, anything which could result in Borrower being debarred or placed on a watch-list; or

(v)
a default by Maker under the Barclays Loan Agreement that remains unremedied or that is not waived by Barclays Bank PLC for a period of five (5) Business Days following Maker obtaining knowledge thereof.

10.    Waiver and Consent. Presentment, notice of dishonor and demand, protest and diligence in collection and bringing suit are hereby severally waived by Maker and each endorser or guarantor, each of whom consents that the time for the payment of this Note, or of any installment hereunder, may be extended from time to time without notice by the holder.
11.    No Waiver. No waiver of any default or failure or delay to exercise any right or remedy by the holder of this Note shall operate as a waiver of any other default or of the same default in the future or as a waiver of any right or remedy with respect to the same or any other occurrence.
12.    Prepayment. Maker may prepay all or any portion of the principal amount outstanding under this Note at any time and from time to time without penalty.
13.    Usury Laws. It is the intention of the parties hereto to comply strictly with all applicable usury laws. Accordingly, in no event and upon no contingency shall the holder be entitled to receive, collect or apply as interest any interest, fees, charges or other payments equivalent to interest in excess of the amount which may be charged from time to time under applicable law. In the event that the holder of this Note ever receives, collects or applies as interest any such excess, then immediately upon becoming aware of such receipt, collection or application, the holder shall notify Maker of the usurious overcharge and refund to Maker the amount of any overcharge taken, plus interest on the overcharge taken at the rate in effect under this Note or at the maximum lawful rate, whichever is less, at the time the usurious interest rate was taken, and make whatever adjustments in this Note as are necessary to insure that Maker will not be required to pay any further interest in excess of the amount permitted under applicable law. Maker shall not institute any action or file any defense based upon the charging or collecting of usurious interest hereunder unless (i) Maker shall give the holder written notice of an intent to do so and (ii) the holder shall fail to comply with the terms hereof, by notification and refund to Maker and making necessary adjustments as aforesaid, within fifteen (15) days after receipt by the holder of such written notice from Maker. The provisions of this Section shall be given precedence over any other provision contained herein or in any other agreement between the parties hereto that is in conflict with the provisions of this Section.
14.    Loan Fees. In addition to all of the terms and conditions to be performed by Maker under this Note, Maker shall reimburse Lender upon demand for all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by it in connection with the loan evidenced by this Note.
15.    Waiver of Trial by Jury. Maker hereby agrees that any suit, action or proceeding, whether a claim or counterclaim, brought or instituted by any party on or with respect to this Note or any other document executed in connection herewith or which in any way relates, directly or indirectly to any event, transaction or occurrence arising out of or in any way connected with this Note or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. MAKER, AND LENDER BY ACCEPTANCE HEREOF, HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Maker acknowledges that Maker may have a right to a trial by jury in any such suit, action or proceeding and that Maker hereby is knowingly, intentionally and voluntarily waiving any such right. Maker further acknowledges and agrees that this Section is material to this Note and that adequate consideration has been given by Lender and received by Maker in exchange for the waiver made by Maker pursuant to this Section.
16.    Notices. Any written notice permitted or required hereunder shall be effective when received, certified or registered United States mail, postage prepaid, return receipt requested, at the applicable address specified above or at such other addresses within the United States of America, as Maker or Lender may from time to time specify for itself by notice hereunder.
17.    Legal Tender. This Note is negotiable and is payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

18.    Successors and Assigns. The obligations of Maker hereunder shall be binding upon Maker and its successors, assigns and legal representatives and shall inure to the benefit of Lender and Lender's participants respective successors, assigns, and legal representatives.
19.    Governing Law. This Note is delivered to Lender in the State of Indiana and is executed under and shall be governed by and construed in accordance with the laws of the State of Indiana.
20.    Invalidity of any Provision. If any provision (or portion thereof) of this Note or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Note or the application of such provision (or portion thereof) to any other person or circumstance shall be valid and enforceable to the fullest extent permitted by law.
21.    Captions. The captions or headings herein have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Note.

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IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized officers effective as of the day and the year first above written.

STONEGATE MORTGAGE CORPORATION,
an Ohio corporation

By:    /s/ John Macke
Name:    John Macke
Title:    EVP - Capital Markets

INDS01 1457672v3